UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

Global Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28025	86-0951473
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

415 Madison Avenue, 15th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

646-673-8435
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 – Other Events

Effective January 31, 2008 we extended the expiry date of previously granted stock options from five years to 10 for the following option issuances:

1.	On December 6, 2007 we issued 700,000 stock options to two directors of our company. The options are exercisable at a price of $2.20 per share and are now extended to December 6, 2017.

2.

On November 21, 2007 we issued 1,150,000 stock options to our Vice President for Project Development and Chief Technology Officer. The options are exercisable at a price of $2.20 per share and are now extended to November 22, 2017.

3.	On November 18, 2007 we issued 350,000 stock options to one director of our company. The options are exercisable at a price of $2.20 per share and are now extended to November 18, 2017.

4.

On May 1, 2007, we granted up to 400,000 stock options to our Investor Relations and Marketing Advisor of the Company. The options are exercisable at a price of $0.01 per share and are now extended to May 1, 2017.

5.	On May 23, 2007, we granted up to 5,055,021 stock options to our president and director. The options are exercisable at a price of $0.01 per share and are now extended to April 30, 2017. ..

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per: /s/ Asi Shalgi

Asi Shalgi
President and Chief Executive Officer
March 4, 2008